Exhibit 10.1

              SECOND AMENDMENT TO THE FOURTH AMENDED
             AND RESTATED LOAN AND SECURITY AGREEMENT

     THIS SECOND AMENDMENT TO THE FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment")is made and entered into as of this 4th day of April, 1996,by and among PEOPLES TELEPHONE COMPANY, INC., a New York corporation("Borrower"), each of the Lenders signatory hereto (hereinafter referred to individually as a "Lender" and collectively as the "Lenders"), and CREDITANSTALT-BANKVEREIN, an Austrian banking corporation, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, hereinafter referred to as the "Agent");

                       W I T N E S S E T H:

     WHEREAS, on March 12, 1990, Borrower entered into a certain Loan and Security Agreement, dated as of March 12, 1990, as amended (as so amended, the "Original Loan Agreement"), among Borrower, the banks party thereto and the Agent, pursuant to which such banks made available to Borrower a revolving credit facility; and

     WHEREAS, the Original Loan Agreement was superseded by that certain Amended and Restated Loan and Security Agreement, dated as of May 4, 1992 (the "First Restated Agreement") among the Borrower, the banks party thereto and the Agent; and

     WHEREAS, the First Restated Agreement was superseded by that certain Second Amended and Restated Loan and Security Agreement, dated as of March 29, 1993 (the "Second Restated Agreement") among Borrower and PTC Cellular, Inc., a Delaware corporation, as borrowers, the banks party thereto and the Agent; and

     WHEREAS, the Second Restated Agreement was superseded by that certain Third Amended and Restated Loan and Security Agreement, dated as of February 17, 1994 (the "Third Restated Agreement") among the Borrower, the lenders party thereto and the Agent; and

     WHEREAS, the Third Restated Agreement was superseded by that certain Fourth Amended and Restated Loan and Security Agreement, dated as of July 19, 1995 (the "Fourth Restated Agreement") among the Borrower, the lenders party thereto (the "Lenders") and the Agent; and

     WHEREAS, the Fourth Restated Agreement was amended on November 29, 1995 pursuant to that certain Waiver and First Amendment to Fourth Amended and Restated Loan Agreement;

     WHEREAS, Borrower was in default in certain financial covenants as of the fiscal quarter ending December 31, 1995 and has requested that the Lenders and the Agent waive such Events of Default;

     WHEREAS, the Lenders and the Agent are willing to waive such Events of Default on the condition that the Fourth Restated Agreement is amended as set forth herein;

     NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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     1.   Definitions.  All capitalized terms used herein and not
expressly defined herein shall have the same respective meanings given to such terms in the Fourth Restated Agreement.

     2. Definitions. The Fourth Restated Agreement is hereby amended by deleting the definitions of "Borrowing Base," "Commitment" and "Maturity Date" in their entirety and by substituting therefor the following new definitions of "Borrowing Base," "Commitment" and "Maturity Date" to read as follows:

               "Borrowing Base" shall mean, as of any date, up to (a) seventy-five percent (75%) of the net amount of Borrower's Eligible Accounts plus (b) an amount equal to $1,200 multiplied by the number of Eligible Pay Telephones.

               "Commitment" shall mean the aggregate obligation of the Lenders to make Loans to Borrower, subject to the terms and conditions hereof, up to an aggregate principal amount not to exceed at any one time outstanding as to all the Lenders equal to Ten Million Dollars ($10,000,000), subject to reduction as set forth in
Section 2.10 hereof.

               "Maturity Date" shall mean October 4, 1997.

     3. Borrowing Procedures. The Fourth Restated Agreement is hereby further amended by deleting the first sentence of Subsection 2.2(b) thereof in its entirety and by substituting therefor a new sentence to read as follows:

          Unless the Agent shall have been notified by any Lender not later than 11:00 a.m. (New York time) on the date any Loan is to be made, that such Lender does not intend to make available to the Agent such Lender's Commitment Percentage of such Loan, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Loan and the Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount.

     4. Pro Rata. The Fourth Restated Agreement is hereby further amended by deleting Subsection 2.9(c) thereof in its entirety and by substituting therefor a Subsection 2.9(c) to read as follows:

          (c) the making of Loans shall be made prorata among the relevant Lenders according to their Commitment Percentage of the Commitment;

     5. Notices. The Fourth Restated Agreement is hereby further amended by deleting Section 2.12 thereof in its entirety and by substituting therefor a new Section 2.12 to read as follows:

          All notices given by Borrower to the Agent of terminations or reductions of the Commitment, or of borrowings, or prepayments of Loans hereunder shall either be oral, with prompt written onfirmation by telecopy, or in writing, with such written confirmation or writing, in the case of a borrowing, to be substantially in the form of Exhibit B attached hereto (a "Notice of Borrowing"); shall be irrevocable; shall be effective only if received by Agent prior to 10:00 a.m. (New York time) on a Business Day which is: (a) at least fifteen (15) days prior to such termination or reduction of the Commitment; (b) not later than the date such Loan is to be made;
and (c) not later than the date of any such prepayment, in the case of a prepayment of a Base Rate Loan. Each such notice to reduce the Commitment or to prepay the Loans shall specify the amount of the Commitment to be reduced or of the Loans to be prepaid and the date of such reduction or prepayment. Each such notice of borrowing shall

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specify: (1)  the amount of such borrowing (which shall be an integral multiple of $100,000); that the amount of the Loan to be made, when aggregated with all other Loans to be outstanding following the funding of such Loan, does not exceed the Borrowing Base; and the date such Loan is to be made (which shall be a Business Day). Each request for a borrowing of a Loan or for any other financial accommodation by Borrower pursuant to this Agreement or the other Loan Documents shall constitute (x) an automatic warranty and representation by Borrower to each Lender that there does not then exist a Default or Event of Default or any event or condition which, with the making of such Loan, would constitute a Default or Event of Default and (y) an affirmation that as of the date of such request all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects, both before and after giving effect to the application of the proceeds of the Loan except for such changes in such representations and warranties which do not constitute a Default or Event of Default hereunder, which do not, individually or in the aggregate, have a Material Adverse Effect and which have, to the extent required, been disclosed to the Agent and the Lenders pursuant to Section 6.2 hereof or otherwise.

     6. Interest Rate. The Fourth Restated Agreement is hereby further amended by deleting Sections 3.1, 3.2 and 3.3 thereof in their entirety and by substituting therefor new Sections 3.1, 3.2 and
3.3 to read as follows:

          3.1  Interest.

          (a)  Subject to modification pursuant to
Subsection (b) below and Section 10.1 hereof, the average daily outstanding principal amount of the Loans and all other sums payable by Borrower hereunder shall bear interest from the date thereof until paid in full at a fluctuating rate per annum equal to the Base Lending Rate plus two percent (2%), calculated daily on the basis of a 360-day year and actual days elapsed.

            (b) Accrued interest shall be payable (i) in the case of any Loan, monthly on the first day of each month hereafter for the previous month, commencing with the first such day following the Effective Date; (ii) in the case of any Loan, upon the payment or prepayment thereof; (iii) in the case of any other sum payable hereunder as set forth elsewhere in this Agreement or, if not so set forth, on demand; and (iv) in the case of interest payable at the Default Rate, on demand.

           3.2  [Intentionally Deleted]


           3.3  Conversions and Continuations.  Commencing on
April 4th, 1996, Borrower shall no longer have the right to Convert Base Rate Loans to Eurodollar Loans or to Continue Eurodollar Loans as Eurodollar Loans. Upon the expiration of each Interest Period outstanding on April 4th, 1996, the Eurodollar Loan relating thereto shall automatically convert to a Base Rate Loan.

     7. Investments. The Fourth Restated Agreement is hereby further amended by deleting Section 7.5 thereof in its entirety and by substituting therefor a new Section 7.5 to read as follows:

               7.5  Investments.   Borrower shall not, and shall not
permit any of its Subsidiaries to make any Investment in any Person except for investments in (a) certificates of deposit issued by

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commercial banks located in the United States (including foreign banks with a United States Federal Branch) having combined capital and surplus in excess of Five Hundred Million Dollars ($500,000,000), and having a maturity date within one year after the date such investment is made; (b) readily marketable commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.; and (c) direct obligations of the United States of America or agencies thereof or obligations fully guaranteed by the United States of America.

     8. Financial Covenants. The Fourth Restated Agreement is hereby further amended by deleting Sections 8.1 and 8.2 thereof in their entirety and by substituting therefor new Sections 8.1 and 8.2 to read as follows:

               8.1 Net Worth. Borrower shall maintain at all times during the applicable periods set forth below a Net Worth of not less than the sum of the amount set forth opposite each such applicable period:

               Applicable Period             Amount

               01/01/96 - 03/31/96           $19,000,000
               04/01/96 - 06/30/96           $14,000,000
               07/01/96 - 09/30/96           $10,000,000
               At all times thereafter       $ 8,000,000

          Notwithstanding the foregoing, in the event that Borrower completes an offering of its equity securities, the amount set forth above for each applicable period, commencing with the applicable period in which such issuance occurs, shall be increased by an amount equal to seventy-five percent (75%) of the amount by which Borrower's shareholders' equity is increased as a result of the issuance of equity securities as a part of such offering.

               8.2  Interest Coverage Ratio.   Borrower shall
maintain as of the end of each fiscal quarter of Borrower during the applicable periods set forth below an Interest Coverage Ratio of not less than the ratio set forth opposite each such applicable period:


               Applicable Period                  Ratio

               01/01/96 - 03/31/96                0.75:1.00
               Each Fiscal Quarter thereafter     1.00:1.00

     9. Other Financial Covenants. The Fourth Restated Agreement is hereby further amended by deleting Sections 8.3, 8.4 and 8.5 thereof in their entirety.

     10. Schedules. The Fourth Restated Agreement is hereby further amended by deleting Schedules 5.5, 5.15, 5.21, 5.22 and 5.23 thereof in their entirety and by substituting therefor new Schedules 5.5, 5.15, 5.21, 5.22 and 5.23 in the form attached to this Amendment.

     11.  Waiver.   The Agent and the Lenders hereby waive any
Default or Event of Default arising under the Loan Agreement solely as a result of Borrower's failure, for the fiscal quarter of Borrower ending December 31, 1995, to maintain (a) the minimum Net Worth required by Section 8.1 of the Loan Agreement (as in effect prior to this Amendment); (b) the minimum Leverage Ratio required by Section
8.2 of the Loan Agreement (as in effect prior to this Amendment); (c) the minimum Operating Cash Flow required by Section 8.4 of the Loan

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Agreement (as in effect prior to this Amendment); or (d) the minimum
Interest Coverage Ratio required by Section 8.5 of the Loan Agreement (as in effect prior to this Amendment).

     12. Fee. In consideration of the waivers and amendments set forth herein, Borrower agrees to pay to each Lender a fee (the "Fee") of $200,000, which Fee shall be due and payable on the date of execution hereof. Such fee shall be fully earned on payment thereof and shall not be subject to proration or rebate for any reason.

     13. Conditions Precedent. This Amendment shall not become effective unless and until the following conditions have been met, to the sole and complete satisfaction of the Lenders, the Agent and their respective counsel:

        (a)   Fee.     Borrower shall have paid to Lender the Fee
required by Section 12 of this Amendment.

        (b) Representations and Warranties. Giving effect to this Amendment, all of the representations and warranties made by Borrower under the Fourth Restated Agreement and the Loan Documents shall be true and correct in all material respects as of the date hereof with the same force and effect as if made on and as the date hereof except for such changes in such representations and warranties which do not constitute a Default or Event of Default, which do not, individually or in the aggregate, have a Material Adverse Effect and which have, to the extent required, been disclosed to the Agent and the Lenders pursuant to Section 6.2 or 6.8 of the Fourth Restated Agreement or otherwise;

        (c)  No Material Adverse Change.   Since December 31,
1995, there shall not have occurred any material adverse change in the assets, liabilities, business, operations or condition (financial or otherwise) of the Borrower, or any event, condition, or state of facts which would be expected to have a Material Adverse Effect subsequent to the date hereof;

        (d) Documentation. The Agent and the Lenders shall have received the following documents, each duly executed and delivered to the Agent and the Lenders, and each to be satisfactory in form and substance to Agent and its counsel:

             (I)  this Amendment;

             (ii) the Note;

             (iii)     an amendment to the Second Amended and
Restated Warrant Agreement (the "Warrant Agreement Amendment");

             (iv) the Warrant Certificates required pursuant to the Warrant Agreement Amendment;

             (v) a certificate signed by the President or the Chief Financial Officer of Borrower, stating that, giving effect to this Amendment, the representations and warranties set forth in Article 5 of the Fourth Restated Agreement, are true and correct in all material respects on the date hereof, stating that Borrower is on the date hereof in compliance with all the terms and conditions set forth in the Fourth Restated Agreement, as amended hereby, and the Loan Documents on its part to be observed and performed, and stating that on the date hereof, after giving effect to this Amendment, no Default or Event of Default has occurred or is continuing;

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              (vi) a certificate of the Secretary of Borrower
certifying (i) that attached thereto is a true and correct copy of the resolutions adopted by its Board of Directors, authorizing the execution, delivery and performance of this Amendment, the Note and the other documents contemplated hereby, and (ii) as the incumbency and genuineness of its officers executing this Amendment, the Note and the other documents contemplated hereby;

              (vii)     the written opinion of Steel, Hector &
Davis, counsel to Borrower, in the form and substance satisfactory to Lenders and Agent;

              (viii) such other documents, instruments and agreements with respect to the transactions contemplated by this Amendment, in each case in such form and containing such additional terms and conditions as may be reasonably satisfactory to the Majority Lenders, and containing, without limitation, representations and warranties which are customary and usual in such documents.

     14. Representations and Warranties; No Default. Borrower hereby represents and warrants to the Agent and the Lenders that giving effect to the amendments set forth in Section 10 of this Amendment, all of Borrower's representations and warranties contained in the Fourth Restated Agreement and the other Loan Documents are true and correct on and as of the date of Borrower's execution of this Agreement; except in respect of the covenants referenced in
Section 10 hereof, no Default or Event of Default has occurred and is continuing as of such date under any Loan Document; Borrower has the power and authority to enter into this Agreement and to perform all of its obligations hereunder; the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Borrower; and the execution and delivery of this Agreement and performance thereof by Borrower does not and will not violate the Articles of Incorporation, By-laws or other organizational documents of the Borrower and does not and will not violate or conflict with any law, order, writ, injunction, or decree of any court, administrative agency or other governmental authority applicable to Borrower or its properties.

     15. Expenses. Borrower agrees to pay, immediately upon demand by the Agent, all costs, expenses, attorneys' fees and other charges and expenses actually incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Agreement and any other instrument, document, agreement or amendment executed in connection with this Agreement.

     16. Defaults Hereunder. The breach of any representation, warranty or covenant contained herein or in any document executed in connection herewith, or the failure to serve or comply with any term or agreement contained herein shall constitute a Default or Event of Default under the Fourth Restated Agreement and the Agent and the Lenders shall be entitled to exercise all rights and remedies they may have under the Fourth Restated Agreement, any other documents executed in connection therewith and applicable law.

     17.  References.  All references in the Fourth Restated
Agreement and the Loan Documents to the Fourth Restated Agreement shall hereafter be deemed to be references to the Fourth Restated
Agreement as amended hereby and as the same may hereafter be amended from time to time.

     18. Limitation of Agreement. Except as especially set forth herein, this Agreement shall not be deemed to waive, amend or modify any term or condition of the Fourth Restated Agreement, each of which

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is hereby ratified and reaffirmed and which shall remain in full force and effect, nor to serve as a consent to any matter prohibited by the terms and conditions thereof.

     19. Counterparts. This Agreement may be executed in any number of counterparts, and any party hereto may execute any counterpart, each of which, when executed and delivered, will be deemed to be an original and all of which, taken together will be deemed to be but one and the same agreement.

     20. Further Assurances. Borrower agrees to take such further action as the Agent or the Majority Lenders shall reasonably request in connection herewith to evidence the amendments herein contained to the Fourth Restated Agreement.

     21. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

     22. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.


     23. No Claim. Borrower hereby represents, warrants, acknowledges and agrees to end with the Lenders and Agent that (a) Borrower neither holds nor claims any right of action, claim, cause of action or damages, either at law or in equity, against the Lenders and Agent which arises from, may arise from, allegedly arise from, are based upon or are related in any manner whatsoever to the Fourth Restated Agreement and the Loan Documents or which are based upon acts or omissions of the Lenders or Agent in connection therewith and
(b) the Obligations are absolutely owed to the Lenders and Agent, without offset, deduction or counterclaim.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the date first written above.

                         "BORROWER"

                         PEOPLES TELEPHONE COMPANY, INC.


                         By: __________________________
                             Bonnie S. Biumi
                             Chief Financial Officer


                         Attest:_______________________
                                Francis J. Harkins
                                Secretary



                         [CORPORATE SEAL]

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                         "AGENT"

                         CREDITANSTALT-BANKVEREIN


                         By:___________________________
                            Robert M. Biringer
                            Senior Vice President


                         By:___________________________
                            Joseph P. Longosz
                            Vice President


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                         "LENDER"

                         CREDITANSTALT-BANKVEREIN


                         By:___________________________
                            Robert M. Biringer
                            Senior Vice President


                         By:___________________________
                            Joseph P. Longosz
                            Vice President